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                                                                     EXHIBIT 4.6



                              CERTIFICATE OF TRUST
                                       OF
                                 SCI CAPITAL I


                 THIS Certificate of Trust of SCI CAPITAL I (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.) (the "Act").


                 1. Name. The name of the business trust formed by this Certificate of Trust is SCI CAPITAL I.


                 2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Chase Manhattan Bank Delaware, 1201 N. Market Street, Wilmington, Delaware 19801.


                 3. Effective Date. This Certificate of Trust shall be effective upon filing.

                 IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.


                                        CHASE MANHATTAN BANK DELAWARE, not in
                                        its individual capacity
                                        but solely as Delaware Trustee


                                        By:     /s/ John J. Cashin
                                        Name:   John J. Cashin
                                        Title:  Vice President